SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ----------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                ----------------

                              TOWNE SERVICES, INC.
             -------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                   Georgia                             62-1618121
                  ---------                           ------------
       (State or Other Jurisdiction of              (I.R.S. Employer
     Incorporation or Organization)              Identification Number)

                        3950 Johns Creek Court, Suite 100
                             Suwanee, Georgia 30024
          ------------------------------------------------------------
                    (Address of Principal Executive Offices)

                 Amended and Restated Director Stock Option Plan
               --------------------------------------------------
                            (Full Title of the Plan)

                                  G. Lynn Boggs
                             Chief Executive Officer
                              Towne Services, Inc.
                        3950 Johns Creek Court, Suite 100
                             Suwanee, Georgia 30024
                                 (678) 475-5200

           (Name, address, and telephone number of agent for service)
                        --------------------------------

                              Copies Requested to:
                             Charles D. Vaughn, Esq.
                   Nelson Mullins Riley & Scarborough, L.L.P.
                     999 Peachtree Street, N.E., Suite 1400
                             Atlanta, Georgia 30309
                                 (404) 817-6000
                              (404) 817-6050 (Fax)
                        --------------------------------

================================================================================================

 Title of Securities       Amount to be   Proposed Maximum   Proposed Maximum       Amount of
  to be Registered         Registered     Offering Price   Aggregate Offering  Registration Fee
                           per Share Price
------------------------------------------------------------------------------------------------
Common Stock, no par value  293,160          $0.72 (1)        $211,075 (1)           $56
------------------------------------------------------------------------------------------------
Common Stock, no par value    6,270           $3.38 (2)        $21,193 (2)            $5
------------------------------------------------------------------------------------------------

(1) This estimation is solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and (h) and is based on 294,400 shares of common stock being offered at an exercise price of $0.72 based upon the average of the high and low prices of the common stock on June 16, 2000, as reported by the National Association of Securities Dealer's automated quotation system.

(2) In accordance with Rule 457 (h), the registration fee is based upon the price at which the option may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by us with the SEC are incorporated by reference into this registration statement, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be incorporated by reference in this registration statement and shall be a part of this registration statement from the date of filing of the documents:

         (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed with Commission pursuant to Section 13(a) of the Securities Exchange Act; and

         (c) the description of our common stock contained in the section titled "Description of Capital Stock" on pages 49-53 of our prospectus included in the registration statement on Form S-1 filed on July 30, 1998 (File No. 333-53341).

Item 4.  Description of Securities.

         No response is required to this item.

Item 5.  Interests of Named Experts and Counsel.

         As of June 19, 2000, Glenn W. Sturm, one of our directors and a partner of Nelson Mullins Riley & Scarborough, L.L.P., owned 354,904 shares of common stock. In addition, as of June 19, 2000, other members of Nelson Mullins owned an aggregate of 82,253 shares of common stock.

Item 6.  Indemnification of Directors and Officers.

         The  Georgia  Business   Corporation  Code  permits  a  corporation  to
eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for any breach of duty of care or other duty as a director, except that a corporation cannot eliminate or limit the liability of a director for:

o an appropriation, in violation of his duties, of any business opportunity of the corporation,

o acts or omissions which involve intentional misconduct or a knowing violation of law,

o        unlawful corporate distributions, or

o any transaction from which the director received an improper personal benefit.

         The Georgia Code permits a corporation to indemnify officers to the same extent as directors. Our amended and restated articles of incorporation exonerate our directors from monetary liability to the extent described above, and our amended and restated bylaws provide the same limitation of liability to our officers.

         In addition to the rights provided by law, our amended and restated articles of incorporation and our amended and restated bylaws provide broad indemnification rights to our directors and the officers, employees and agents designated by our directors, with respect to various civil and criminal liabilities and losses which may be incurred by the director, officer, agent or employee under any pending or threatened litigation or other proceedings. This indemnification does not apply in the same situations described above with respect to the exculpation from liability of our directors. We are also obligated to reimburse directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by those persons in defending against any of these liabilities and losses, as long as the person in good faith believes that he or she acted in accordance with the applicable standard of conduct with respect to the underlying accusations giving rise to the liabilities or losses and agrees to repay to us any advances made if it is ultimately determined that the person is not entitled to indemnification by us. Any amendment or other modification to the applicable law, our amended and restated articles of incorporation, or our amended and restated bylaws which limits or otherwise adversely affects the rights to indemnification currently provided in the articles of incorporation and bylaws shall apply only to proceedings based upon actions and events occurring after the amendment and delivery of notice of it to the indemnified parties.

         We have entered into separate indemnification agreements with each of our directors and certain of our officers, whereby we agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the amended and restated articles of incorporation and bylaws. Shareholders cannot invalidate these agreements. In addition, we hold an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against our directors and officers for a wrongful act that they may become legally obligated to pay or for which we are required to indemnify the directors or officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Item 7.  Exemption from Registration Claimed.

         No response is required to this item.

Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement:

Exhibit
Number       Description of Exhibit

    5.1    -   Legal opinion of Nelson Mullins Riley & Scarborough, L.L.P.
   23.1    -   Consent of Arthur Andersen LLP
   23.2    -   Consent of Nelson  Mullins Riley & Scarborough, L.L.P. (contained in their opinion filed as Exhibit 5.1)
   24.1    -   Power of  Attorney  (contained  on the  signature  pages of this
               Registration  Statement)


Item 9.  Undertakings.

      The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

            (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

            provided, however, that the undertakings set forth in paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in this registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Towne Services hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered by this registration statement, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of the securities.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Towne Services pursuant to the foregoing provisions, or otherwise, Towne Services has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Towne Services of expenses incurred or paid by a director, officer or controlling person of Towne Services in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Towne Services will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by Towne Services is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Towne Services certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on this 19th day of June, 2000.

                                            TOWNE SERVICES, INC.


                                            By: /s/ G. Lynn Boggs
                                                --------------------------------
                                                G. Lynn Boggs
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Towne Services, Inc. (the "Company"), a Georgia corporation, for himself and not for one another, does hereby constitute and appoint G. Lynn Boggs a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this Registration Statement, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                        Title                                       Date
----------                        -----                                       ----

/s/ G. Lynn Boggs                 Chief Executive Officer and Director        June 19, 2000
-----------------                 (principal executive officer)
G. Lynn Boggs


/s/ Randall S. Vosler             Chief Financial Officer                     June 19, 2000
---------------------             (principal financial and accounting officer)
Randall S. Vosler


/s/ Henry M. Baroco               President, Chief Operating Officer and      June 19, 2000
-------------------               Director
Henry M. Baroco


/s/ Frank W. Brown                Director                                    June 19, 2000
------------------
Frank W. Brown


                                       6




/s/ John W. Collins                Director                                    June 19, 2000
-------------------
John W. Collins

/s/ J. Stanley Mackin              Director                                    June 19, 2000
---------------------
J. Stanley Mackin

/s/ Richardson M. Roberts          Director                                    June 19, 2000
-------------------------
Richardson M. Roberts

/s/ Joe M. Rogers                  Director                                    June 19, 2000
-----------------
Joe M. Rogers

/s/ John D. Schneider, Jr.         Director                                    June 19, 2000
--------------------------
John D. Schneider, Jr.


/s/ J. Daniel Speight, Jr.         Director                                    June 19, 2000
--------------------------
J. Daniel Speight, Jr.


/s/ Glenn W. Sturm                 Director                                    June 19, 2000
------------------
Glenn W. Sturm

/s/ J. Stephen Turner              Director                                    June 19, 2000
---------------------
J. Stephen Turner

/s/ Bahram Yusefzadeh              Director                                    June 19, 2000
---------------------
Bahram Yusefzadeh

                                  EXHIBIT INDEX

Exhibit
Number                                  Exhibit
------                                  -------

    5.1         -   Legal opinion of Nelson Mullins Riley & Scarborough, L.L.P.
   23.1         -   Consent of Arthur Andersen LLP
   23.2         -   Consent of Nelson  Mullins  Riley &  Scarborough,  L.L.P.
                    (contained in their opinion filed as Exhibit 5.1)
   24.1         -   Power of  Attorney  (contained  on the  signature  pages of this Registration Statement)